      AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON
                                NOVEMBER 21, 2003

                                       REGISTRATION STATEMENT NO. 333-__________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ACETO CORPORATION
                                -----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    NEW YORK
                                    --------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   11-1720520
                                   ----------
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 ONE HOLLOW LANE
                             LAKE SUCCESS, NY 11042

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                ACETO CORPORATION
                             2002 STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                               LEONARD S. SCHWARTZ
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                ACETO CORPORATION
                                 ONE HOLLOW LANE
                             LAKE SUCCESS, NY 11042
                                 (516) 627-6000

            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                                   COPIES TO:

                                HANK GRACIN, ESQ.
                               LEHMAN & EILEN LLP
                      50 CHARLES LINDBERGH BLVD., SUITE 505
                            UNIONDALE, NEW YORK 11553
                                 (516) 222-0888


                                        CALCULATION OF REGISTRATION FEE
===================================== =============== =================== ======================== =================
                                                           PROPOSED
 TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE         MAXIMUM           PROPOSED MAXIMUM         AMOUNT OF
          TO BE REGISTERED              REGISTERED       OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION
                                           (1)            PER SHARE(2)              PRICE               FEE(3)
------------------------------------- --------------- ------------------- ------------------------ -----------------
Common Stock, par value $.01,
under the 2002 Stock Option Plan         500,000             $17.70              $8,850,000            $814.20

------------------------------------- --------------- ------------------- ------------------------ -----------------

(1) Represents shares issuable upon exercise of options granted or available for grant under the 2002 Stock Option Plan of Aceto Corporation, a New York Corporation (the "Registrant"). Each option entitles the holder thereof to purchase one share of the Registrant's common stock, par value $.01 per share. Pursuant to Rule 416, the amount registered hereby includes an indeterminable number of shares of the Registrant's common stock which may become issuable pursuant to the anti-dilution provisions of the plan.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Act"), and represents the average of the high and low sales prices of the Registrant's common stock as reported on the Nasdaq National Market on November 17, 2003.

(3)  The amount of registration fee is $92.00 per one million in accordance with
     Section 6(b) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the United States Securities and Exchange Commission are incorporated by reference in this registration statement.

               (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

               (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003.

               (c) The description of the Registrant's Common Stock contained in its registration statement on Form S-1 (Registration No. 2-18989) filed with the Commission on January 17, 1962, including amendments thereto.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Certificate of Incorporation eliminates the personal liability of our directors to the fullest extent permitted by Section 402(b) of New York State's Business Corporation Law. Our By-Laws further provide that we will indemnify our officers and directors to the fullest extent permitted by law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         Exhibit
         Number     Description of Document
         ------     --------------------------------------------------
         4.1        2002 Stock Option Plan(1)

         5.1        Opinion of Lehman & Eilen LLP(1)

         15.1       Letter of KPMG LLP re: Unaudited Interim Financial
                    Information(1)

         23.1       Consent of KPMG LLP(1)

         23.4 Consent of Lehman & Eilen LLP (included in Exhibit 5.1 hereto).

-----------------------------

(1)      Filed with this Registration Statement



Item 9.   UNDERTAKINGS

               (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Lake Success, New York, on the 20th day of November, 2003.

                                               ACETO CORPORATION

                                               /s/ Leonard S. Schwartz
                                               -----------------------
                                               LEONARD S. SCHWARTZ
                                               Chairman, Chief Executive Officer
                                               and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

     Signature                                 Date

/s/ Leonard S. Schwartz                        November 20, 2003
-----------------------------
Name: LEONARD S. SCHWARTZ
Title: Chairman,
Chief Executive Officer and President
(Principal Executive Officer)

/s/ Doug Roth                                  November 20, 2003
-----------------------------
Name: DOUG ROTH
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Samuel I. Hendler                          November 20, 2003
-----------------------------
Name: SAMUEL I. HENDLER
Title: Director

/s/ Robert A. Wiesen                           November 20, 2003
-----------------------------
Name: ROBERT A. WIESEN
Title: Director

/s/ Stanley H. Fischer                         November 20, 2003
-----------------------------
Name: STANLEY H. FISCHER
Title: Director

/s/ Albert L/ Eilender                         November 20, 2003
-----------------------------
Name: ALBERT L. EILENDER
Title: Director

/s/ Ira S. Kallem                              November 20, 2003
-----------------------------
Name: IRA S. KALLEM
Title: Director

/s/ Hans C. Noetzli                            November 20, 2003
-----------------------------
Name: HANS C. NOETZLI
Title: Director

                                INDEX TO EXHIBITS


         Exhibit
         Number     Description of Document
         ------     ------------------------------------------------
         4.1        2002 Stock Option Plan(1)

         5.1        Opinion of Lehman & Eilen LLP(1)

         15.1 Letter of KPMG LLP re: unaudited interim financial information(1)

         23.1       Consent of KPMG LLP (1)

         23.4 Consent of Lehman & Eilen LLP (included in Exhibit 5.1 hereto).

-----------------------------

          (1)  Filed with this Registration Statement